UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

Silver Run Acquisition Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 11, 2016 (the “Closing Date”), Centennial Resource Development, Inc. (formerly known as Silver Run Acquisition Corporation) (the “Company”) consummated the previously announced acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), pursuant to (i) that certain Contribution Agreement, dated as of July 6, 2016 (as amended by Amendment No. 1 thereto, dated as of July 29, 2016, the “Contribution Agreement”), among Centennial Resource Development, LLC, a Delaware limited liability company (“CRD”), NGP Centennial Follow-On LLC, a Delaware limited liability company (“NGP Follow-On”), Celero Energy Company, LP, a Delaware limited partnership (together with CRD and NGP Follow-On, the “Centennial Contributors”), CRP and New Centennial, LLC, a Delaware limited liability company (“NewCo”), (ii) that certain Assignment Agreement, dated as of October 7, 2016, between NewCo and Silver Run Acquisition Corporation and (iii) that certain Joinder Agreement, dated as of October 7, 2016, by Silver Run Acquisition Corporation. We refer to the acquisition and the other transactions contemplated by the Contribution Agreement as the “Business Combination.”

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Silver Run Acquisition Corporation to Centennial Resource Development, Inc. Unless the context otherwise requires, “Silver Run” refers to the registrant prior to the Closing, and “we,” “us,” “our” and the “Company” refer to the registrant and its subsidiaries following the Closing.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 11, 2016, CRP entered into that certain Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), which amends the Amended and Restated Credit Agreement, dated as of October 15, 2014, among CRP, each of the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Credit Agreement”).

The Second Amendment, among other things, (1) permits the Business Combination, (2) reflects the repayment in full of all term loans under the Credit Agreement, (3) increases the borrowing base under the Credit Agreement from $140,000,000 to $200,000,000, (4) increases the interest rate to LIBOR plus 2.25% - 3.25% and (5) requires CRP to have sufficient liquidity and satisfy a maximum leverage ratio in order to make dividends.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

In connection with the Closing, on October 11, 2016, the Company entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with Silver Run Sponsor, LLC (the “Sponsor”), certain of our former and current directors, Riverstone Centennial Holdings, L.P. (the “Riverstone private investor”) and the Centennial Contributors, pursuant to which such parties will be entitled to certain registration rights relating to (i) shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issued to the Sponsor and such former and current directors upon the conversion of their founder shares (as hereinafter defined) at the Closing, (ii) warrants owned by the Sponsor and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of such warrants), (iii) shares of Class A Common Stock issuable upon the future redemption or exchange of the common membership interests in CRP (the “CRP Common Units”) owned by the Centennial Contributors and their permitted transferees and (iv) shares of Class A Common Stock owned by the Riverstone private investor and its permitted transferees. The material provisions of the Registration Rights Agreement are described in Silver Run’s Proxy Statement dated September 23, 2016 (the “Proxy Statement”) relating to the special meeting of Silver Run’s stockholders held on October 7, 2016 (the “Special Meeting”) in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Registration Rights Agreement,” which is incorporated by reference herein.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Indemnity Agreements

On October 11, 2016, we entered into indemnity agreements with Messrs. Tony Weber, Robert Tichio, David M. Leuschen, Pierre F. Lapeyre, Jr. and Karl Bandtel and Ms. Marie A. Baldwin, each of whom became a director following the Business Combination, and Messrs. George Glyphis and Sean Smith and Ms. Jamie Wheat, who became executive officers of the Company following the Business Combination. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

A copy of a form indemnity agreement was filed as Exhibit 10.7 to Silver Run’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2016 and is incorporated herein by reference, and the foregoing description of the indemnity agreements is qualified in its entirety by reference thereto.

Amended and Restated Limited Liability Company Agreement of CRP

Following the completion of the Business Combination, we will operate our business through CRP and its subsidiaries.  At the Closing, we and the Centennial Contributors entered into CRP’s fifth amended and restated limited liability company agreement (the “A&R LLC Agreement”).  Under the A&R LLC Agreement, we became a member and the sole manager of CRP.  As the sole manager, we are able to control all of the day-to-day business affairs and decision making of CRP without the approval of any other member, unless otherwise stated in the A&R LLC Agreement.  Pursuant to the terms of the A&R LLC Agreement, we cannot, under any circumstances, be removed as the sole member of CRP except by our election. The material terms of the A&R LLC Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Limited Liability Company Agreement of CRP,” which is incorporated by reference herein.

A copy of the A&R LLC Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the A&R LLC Agreement is qualified in its entirety by reference thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material provisions of the Contribution Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—Approval of the Business Combination—Contribution Agreement,” which is incorporated by reference herein.

The Business Combination was approved by Silver Run’s stockholders at the Special Meeting. At the Special Meeting, 55,330,555 shares of Silver Run common stock were voted in favor of the proposal to approve the Business Combination, 2,525 shares of Silver Run common stock were voted against that proposal, and holders of 10,515 shares abstained from voting on the proposal. Although Silver Run’s public stockholders had the opportunity, in connection with the Closing, to redeem shares of Class A Common Stock pursuant to the terms of Silver Run’s amended and restated certificate of incorporation (the “Charter”), no shares were redeemed.

In connection with the Business Combination, (i) Silver Run contributed $1,485,999,739.31 to CRP, representing the net cash proceeds received by Silver Run pursuant to the Transactions (as hereinafter defined), plus the amount of funds from its trust account and minus deferred expenses payable by Silver Run to the underwriters in its initial public offering (the “IPO”), (ii) CRP paid the Centennial Contributors $1,186,744,348 in aggregate cash consideration and (iii) the Centennial Contributors retained 20,000,000 CRP Common Units, representing approximately 11% of the outstanding membership interests in CRP.

We refer to (a) the Business Combination, (b) the completion of the issuance and sale of (i) 81,005,000 shares of Class A Common Stock to the Riverstone private investor in a private placement (the “Riverstone Private Placement”) and (ii) the issuance and sale of 20,000,000 shares of Class A Common Stock to certain other accredited investors in a private placement (the “PIPE Investment” and, together with the Riverstone Private Placement, the “Private Placements”), (c) the conversion of Silver Run’s outstanding shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and such outstanding shares, the “founder shares”), into shares of Class A Common Stock on a one-for-one basis in connection with the Business Combination and (d) the contribution of approximately $189 million in cash by Silver Run to CRP necessary for CRP to repay its outstanding debt that became due and payable as a result of the consummation of the Business Combination, collectively, as the “Transactions.”

As of the Closing Date and following the completion of the Transactions, the Company’s outstanding securities were as follows: (a) 163,505,000 shares of Class A Common Stock, (b) 20,000,000 shares of Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”) held by the Centennial Contributors, (c) warrants exercisable for 24,666,666 shares of Class A Common Stock and (d) one share of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), held by CRD. As of the Closing Date and following the completion of the Business Combination, the Centennial Contributors owned 20,000,000 CRP Common Units exchangeable on a one-for-one basis for shares of Class A Common Stock of the Company. Upon the exchange of CRP Common Units for shares of Class A Common Stock, a corresponding number of shares of Class C Common Stock will be cancelled.

As of the Closing Date and following the completion of the Transactions, the ownership interests of the Company’s stockholders were as follows:

•                                          public stockholders owned an approximate 30.6% economic interest and 27.3% voting interest in the Company;

•                                          the Riverstone private investor, the Sponsor and the Company’s current and former independent directors owned an approximate 57.2% economic interest and 50.9% voting interest in the Company;

•                                          the PIPE investors owned an approximate 12.2% economic interest and 10.9% voting interest in the Company; and

•                                          the Centennial Contributors owned a 0.0% economic interest and an approximate 10.9% voting interest in the Company.

Prior to the Closing, Silver Run was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiary, CRP. The following information is provided about the business of the Company reflecting the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•                                          the benefits of the Business Combination;

•                                          the future financial performance of the Company following the Business Combination;

•                                          changes in CRP’s reserves and future operating results;

•                                          expansion plans and opportunities; and

•                                          other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•                                          the risk that the Business Combination disrupts our current plans and operations;

•                                          the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•                                          costs related to the Business Combination;

•                                          changes in applicable laws or regulations;

•                                          the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•                                          other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 41 of the Proxy Statement.

Business and Properties

The business and properties of CRP prior to the Business Combination are described in the Proxy Statement in the section entitled “Business of CRP” beginning on page 209, which is incorporated by reference herein. The business of Silver Run prior to the Business Combination is described in the Proxy Statement in the section entitled “Business of Silver Run” beginning on page 170, which is incorporated by reference herein.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 41, which is incorporated by reference herein.

Selected Historical Financial Information of CRP

The selected historical financial information of CRP for the three years ended December 31, 2015 and the six months ended June 30, 2016 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of CRP” beginning on page 36, which is incorporated by reference herein.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of Silver Run for the year ended December 31, 2015 and the six months ended June 30, 2016 included in the Proxy Statement beginning on page 79 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of CRP prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CRP” beginning on page 182, which is incorporated by reference herein. Management’s discussion and analysis of financial condition and results of operations of Silver Run prior to the Business Combination is described in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Silver Run” beginning on page 167, which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of common stock of the Company as of October 11, 2016:

•                                          each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of the Company’s voting common stock;

•                                          each of the Company’s current officers and executive directors; and

•                                          all current officers and executive directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of voting common stock of the Company is based on 183,505,000 shares of common stock issued and outstanding in the aggregate as of October 11, 2016.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Common Stock	Percent of Class %
5% or Greater Stockholders
Riverstone Centennial Holdings, L.P.(1)	81,005,000	44.1%
Silver Run Sponsor, LLC(2)	12,380,000	6.7%
Centennial Resource Development, LLC(3)	12,227,062	6.7%
Celero Energy Company, LP(4)	4,246,898	2.3%
NGP Centennial Follow-On LLC(5)	3,526,040	1.9%
Funds advised by Capital Research and Management Company(6)	10,706,400	5.8%
Fidelity Contrafund: Fidelity Advisor Series Opportunistic Insights Fund(7)(8)	40,200	*
Fidelity Contrafund: Fidelity Contrafund(7)(8)	5,188,000	2.8%
Fidelity Contrafund Commingled Pool(7)	512,900	*
Fidelity Contrafund: Fidelity Advisor New Insights Fund(7)(8)	1,224,500	*
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund(7)(8)	278,900	*
Variable Insurance Products Fund III: Balanced Portfolio(7)(8)	148,900	*
Fidelity Puritan Trust: Fidelity Balanced Fund(7)(8)	1,365,900	*
Variable Insurance Products Fund II: Contrafund Portfolio(7)(8)	872,100	*
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund(7)(8)	110,100	*
Fidelity Select Portfolios: Energy Portfolio(7)(8)	115,200	*
Variable Insurance Products Fund IV: Energy Portfolio(7)(8)	14,400	*
Fidelity Central Investment Portfolios LLC: Fidelity Energy Central Fund(7)(8)	45,400	*
Fidelity Advisor Series VII: Fidelity Advisor Energy Fund(7)(8)	45,200	*
Fidelity Select Portfolios: Natural Resources Portfolio(7)(8)	38,300	*

Directors and Executive Officers
Mark G. Papa	10,000	*
George Glyphis	—	—
Sean Smith	—	—
Jeffrey H. Tepper	40,000	*
Tony Weber	—	—
Robert Tichio	—	—
David Leuschen(1)(2)	—	—
Pierre Lapeyre(1)(2)	—	—
Maire Baldwin	—	—
Karl Bandtel	—	—
All directors and executive officers, as a group (10 individuals)	50,000	*

*	Less than one percent.
(1)

Riverstone Centennial Holdings, L.P. will be the record holder of these securities upon the consummation of the transactions described herein. Riverstone Energy Partners GP VI, LLC is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner of Riverstone Centennial Holdings, L.P. Riverstone Energy Partners GP VI, LLC is managed by a six person managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, Michael B. Hoffman, N. John Lancaster and, on a rotating basis, one of E. Bartow Jones, Baran Tekkora and Robert M. Tichio. The members of the managing committee of Riverstone Energy Partners GP VI, LLC, Riverstone Energy Partners GP VI, LLC and Riverstone Energy Partners VI, L.P. may be deemed to share beneficial ownership of the securities owned of record by Riverstone Centennial Holdings, L.P. Each such entity or person disclaims any such beneficial ownership of such securities. The business address for each of the persons named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(2)

Silver Run Sponsor, LLC is the record holder of these securities. Silver Run Sponsor Manager, LLC is the managing member of Silver Run Sponsor, LLC. Riverstone Holdings LLC is the managing member of Silver Run Sponsor Manager, LLC. Pierre F. Lapeyre, Jr. and David M. Leuschen are the managing directors of Riverstone Holdings LLC and have or share voting and investment discretion with respect to the securities held of record by Silver Run Sponsor, LLC. As such, each of Silver Run Sponsor Manager, LLC, Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the common stock held directly by Silver Run Sponsor, LLC. Each such entity or person disclaims any such beneficial ownership of such securities. The business address for Silver Run Sponsor, LLC and Silver Run Sponsor Manager, LLC is c/o Silver Run Acquisition Corporation, 1000 Louisiana Street, Suite 1450, Houston, Texas 77002. The business address for each other person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(3)

The board of managers of CRD has voting and dispositive power over these shares. The board of managers of CRD consists of Ward Polzin, Bret Siepman, Chris Carter, David Hayes, Martin Sumner, Christopher Ray and Tony Weber. None of such persons individually have voting and dispositive power over these shares, and the board of managers of CRD acts by majority vote and thus each such person is not deemed to beneficially own the shares held by CRD. NGP X US Holdings, L.P. (“NGP X US Holdings”) owns 99% of CRD, and certain members of CRD’s management team own the remaining 1%. Certain members of CRD’s management team and certain of CRD’s employees also own incentive units in CRD. Please see the section of the Proxy Statement entitled “Executive Compensation—Narrative Disclosures—Incentive Units” for more information on the incentive units. As a result, NGP X US Holdings may be deemed to indirectly beneficially own the shares held by CRD. NGP X US Holdings disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. NGP X Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.) and GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW X, L.L.C. has delegated full power and authority to manage NGP X US Holdings to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Chris Carter and Tony Weber, both of whom are members of CRD’s board of directors, are managing partners of NGP Energy Capital Management, L.L.C. In addition, Craig Glick and Christopher Ray are members of the executive committee of NGP Energy Capital Management, L.L.C. Although none of Messrs. Carter, Weber, Glick or Ray individually have voting or dispositive power over these shares, such individuals may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber, Glick and Ray disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interest therein.

(4)

Celero Energy Management, LLC, the general partner of Celero (“Celero GP”), has voting and dispositive power over these shares. The board of managers of Celero GP consists of David Hayes, Bruce Selkirk and Christopher Ray. None of such persons individually have voting and dispositive power over these shares, and the board of managers of Celero GP acts by majority vote and thus each such person is not deemed to beneficially own the shares held by Celero GP. Natural Gas Partners VIII, L.P. (“NGP VIII”) owns 94.7% of the membership interests of Celero GP, and the remaining 5.3% is held by certain members of Celero’s management team and other minority owners. As a result, NGP VIII may be deemed to indirectly beneficially own these shares. NGP VIII disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. G.F.W. Energy VIII, L.P. (the sole general partner of NGP VIII) and GFW VIII, L.L.C. (the sole general partner of G.F.W. Energy VIII, L.P.) may each be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. GFW VIII, L.L.C. has delegated full power and authority to manage NGP VIII to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Chris Carter and Tony Weber (who will be one of our directors following the completion of the business combination) are managing partners of NGP Energy Capital Management, L.L.C. In addition, Craig Glick and Christopher Ray are members of the executive committee of NGP Energy Capital Management, L.L.C. Although none of Messrs. Carter, Weber, Glick or Ray individually have voting or dispositive power over these shares, such individuals may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber, Glick and Ray disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interest therein.

(5)

NGP Centennial Follow-On LLC is managed by its managing member, NGP X US Holdings. As such, NGP X US Holdings has voting and dispositive power over these shares. NGP X US Holdings disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. NGP X Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.) and GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. G.F.W. Energy X, L.P. has delegated full power and authority to manage NGP Natural Resources X, L.P. to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Chris Carter and Tony Weber (who will be one of our directors following completion of the business combination) are managing partners of NGP Energy Capital Management, L.L.C. In addition, Craig Glick and Christopher Ray are members of the executive committee of NGP Energy Capital Management, L.L.C. Although none of Messrs. Carter, Weber, Glick or Ray individually have voting or dispositive power over these shares, such individuals may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber, Glick and Ray disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interest therein.

(6)

Includes 5,975,700 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. (“SCWF”) and 4,730,700 shares of Class A Common Stock held by The Growth Fund of America (“GFA,” and, together with SCWF, the “CRMC Stockholders”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Stockholders. CRMC and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of all of the securities held by the CRMC Stockholders; however, each of CRMC and CWI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O’Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SCWF. Christopher D. Buchbinder, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Michael T. Kerr, Ronald B. Morrow, Donald D. O’Neal, Martin Romo, Lawrence R. Solomon, James Terrile and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by GFA. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Stockholders may be affiliates of a broker-dealer. Each of the CRMC Stockholders acquired the shares being registered hereby in the ordinary course of its business.

(7)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address is 245 Summer Street, Boston, MA 02210.

(8)

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Directors and Officers

On the Closing Date, in connection with the Business Combination, the size of the Company’s board of directors was increased from four members to eight members. Mr. William D. Gutermuth and Ms. Diana J. Walters resigned from their positions as directors, and Ms. Maire A. Baldwin and Mr. Robert Tichio were appointed to serve as Class I directors, with terms expiring at the Company’s annual meeting of stockholders in 2017; Mr. Karl Bandtel was appointed to serve along with Mr. Jeffrey H. Tepper as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2018; and Messrs. David M. Leuschen and Pierre F. Lapeyre Jr. were appointed to serve along with Mr. Mark G. Papa as Class III directors, with a term expiring at the Company’s annual meeting of stockholders in 2019. In addition, Mr. Tony Weber was nominated and elected as a director by CRD, as the holder of the Series A Preferred Stock, with a term expiring at the Company’s annual meeting of stockholders in 2017. The decision of each of Mr. Gutermuth and Ms. Walters to resign from the board of directors was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Information with respect to the Company’s directors is set forth in the Proxy Statement in the section entitled “Officers and Directors of Silver Run” beginning on page 172, which is incorporated herein by reference.

In connection with and effective as of the Closing, Thomas J. Walker resigned as the Company’s Chief Financial Officer. Also in connection with the Closing, Mr. George Glyphis was appointed to serve as the Company’s Chief Financial Officer, Treasurer and Assistant Secretary, Mr. Sean Smith was appointed to serve as the Company’s Chief Operating Officer and Ms. Jamie Wheat was appointed to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Papa will continue to serve as the Company’s Chief Executive Officer. Information with respect to Messrs. Papa and Glyphis is set forth in the Proxy Statement in the section entitled “Officers and Directors of Silver Run” beginning on page 172, which is incorporated herein by reference.

Mr. Smith, age 43, has served as the Vice President, Geosciences of CRP since May 2014. Prior to joining CRP, from February 2013 to May 2014, Mr. Smith worked at QEP Resources, where he served in several roles, including as a General Manager, leading the geoscience, regulatory and reservoir engineering departments for the Williston, Powder River, and Denver Julesburg Basins. Prior to QEP Resources, from 2005 to February 2013, Mr. Smith worked at Resolute Energy Corporation as a Manager and Geologist. He has also worked in various geotechnical roles at Kerr-McGee and Sanchez Oil & Gas. Mr. Smith earned his B.A. in Geology from Lawrence University. He is licensed with the Texas Board of Professional Geoscientists and is a member of the American Association of Petroleum Geologists.

Ms. Wheat, age 46, has served as the Vice President and Chief Accounting Officer of CRP since January 2014. Immediately prior to joining CRP, Ms. Wheat served Berry Petroleum Company as the Vice President and Controller from March 2013 to December 2013, as the Controller from August 2009 to February 2013 and as the Accounting Manager from August 2008 to August 2009. Ms. Wheat also held various audit positions with KPMG from 2001 to 2008. She earned a B.S. in Accounting at the University of Colorado, Boulder, and an M.S. in Accounting at the University of Colorado, Denver. Ms. Wheat is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and COPAS-Colorado.

Termination of Consulting Agreements

In connection with the execution of the Contribution Agreement, Centennial Resource Management, LLC (the “Management Company”) entered into Consulting Agreements (the “Consulting Agreements”) with each of Messrs. Ward Polzin, George Glyphis, Bret Siepman, Tim Muniz, Sean Smith and Terry Sherban and Mses. Roxy Forst and Jamie Wheat (each, an “Employee”). The description of the Consulting Agreements set forth in the Proxy Statement section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Consulting Agreements” beginning on page 112 is incorporated by reference. Prior to the Closing Date, the Management Company and each Employee agreed to terminate his or her Consulting Agreement, other than with respect to the confidentiality and non-competition restrictive covenants contained in the Consulting Agreement. Following the Closing, Messrs. Polzin, Siepman and Muniz and Ms. Forst will be at-will employees of the Management Company, in the case of Messrs. Polzin and Siepman, until October 31, 2016 or their earlier termination and, in the cases of Mr. Muniz and Ms. Forst, for an indefinite period. During this time, Messrs. Polzin, Siepman and Muniz and Ms. Forst will provide transitional services that are substantially the same as those contemplated by their Consulting Agreements and will receive base salaries at the same rate as they received on the Closing Date. The other Employees will remain at-will employees of the Management Company following the Closing Date instead of providing consulting services to the Management Company in accordance with the Consulting Agreements. Messrs. Glyphis and Smith and Ms. Wheat will serve in the roles described for them above. Mr. Sherban will have the duties assigned to him by the Management Company or that he and the Management Company otherwise agree.

Independence of Directors

Following the completion of the Transactions, affiliates of Riverstone Investment Group LLC control a majority of the combined voting power of all classes of our voting stock. As a result, we qualify as a “controlled company” within the meaning of the listing standards of the NASDAQ Global Select Market (“NASDAQ”) and may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors and that the compensation committee and corporate governance and nominating committee be composed entirely of independent directors. We have elected to utilize these exemptions, and therefore do not have a majority of independent directors serving on our board and have individuals serving on our compensation committee and corporate governance and nominating committee that may not qualify as independent according to NASDAQ listing standards and the rules and regulations of the SEC. These independence requirements will not apply to us as long as we remain a controlled company.

The Company’s board of directors has determined that Ms. Maire A. Baldwin and Messrs. Karl Bandtel, Jeffrey H. Tepper and Tony Weber are independent within the meaning of NASDAQ Rule 5605(a)(2).

Committees of the Board of Directors

Following the Closing, the standing committees of the Company’s board of directors consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”). Each of the committees reports to the board of directors.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•                                          the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•                                          pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•                                          reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•                                          setting clear hiring policies for employees or former employees of the independent auditors;

•                                          setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•                                          obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•                                          reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•                                          reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Under the NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. Following the Closing, our Audit Committee consists of Messrs. Jeffrey H. Tepper and Karl Bandtel and Ms. Maire A. Baldwin, with Mr. Tepper serving as the Chair. We believe that Messrs. Tepper and Bandtel and Ms. Baldwin qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•                                          reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•                                          reviewing and approving on an annual basis the compensation of all of the Company’s other officers;

•                                          reviewing on an annual basis the Company’s executive compensation policies and plans;

•                                          implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•                                          assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•                                          approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees;

•                                          if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•                                          reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Following the Closing, our Compensation Committee consists of Ms. Maire A. Baldwin and Messrs. Pierre F. Lapeyre, Jr., Jeffrey H. Tepper and Robert M. Tichio, with Mr. Lapeyre serving as the Chair.

Corporate Governance and Nominating Committee

The principal functions of the Company’s Corporate Governance and Nominating Committee are detailed in the Company’s Corporate Governance and Nominating Committee charter, which is available on the Company’s website, and include:

•                                          assisting the board of directors in identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;

•                                          recommending director nominees for election or for appointment to fill vacancies;

•                                          recommending the election of officer candidates;

•                                          monitoring the independence of board of director members;

•                                          ensuring the availability of director education programs; and

•                                          advising the board of directors about appropriate composition of the board of directors and its committees.

The Corporate Governance and Nominating Committee also develops and recommends to the board of directors corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Corporate Governance and Nominating Committee oversees the annual performance evaluation of the board of directors and the committees of the board of directors and makes a report to the board of directors on succession planning.

Following the Closing, our Corporate Governance and Nominating Committee consists of Messrs. David M. Leuschen, Tony Weber and Robert M. Tichio, with Mr. Leuschen serving as the Chair.

Indemnification of Directors and Executive Officers

Information about the indemnification of the Company’s directors and executive officers is set forth in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—The Contribution Agreement” beginning on page 98 and in Amendment No. 2 to Silver Run’s Registration Statement on Form S-1 (File No. 333-209140) filed with the SEC on February 17, 2016, in the section entitled “Limitation on Liability and Indemnification of Officers and Directors” beginning on page 114, which are incorporated herein by reference. Please also see the information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Indemnity Agreements” of this Current Report on Form 8-K.

Executive Officer and Director Compensation

CRP

The compensation of CRP’s named executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Executive Compensation—CRP” beginning on page 176, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

As of the date of this Current Report on Form 8-K, the compensation of the Company’s executive officers and directors has not been finally determined. Any such compensation to be provided to our officers and directors will be reviewed and approved by our board of directors or our Compensation Committee and will be publicly disclosed by the Company when such arrangements are approved.

On October 7, 2016, the stockholders of the Company approved the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the “LTIP”). The description of the LTIP set forth in the Proxy Statement section entitled “Proposal No. 6—The LTIP Proposal” beginning on page 157 is incorporated herein by reference. A copy of the full text of the LTIP is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, we expect that our board of directors or our Compensation Committee will make grants of awards under the LTIP to certain key management employees, including each of our current named executive officers.

Certain Relationships and Related Party Transactions

Founder Shares

On November 6, 2015, the Sponsor purchased 11,500,000 shares of Class B Common Stock, the founder shares, from Silver Run, for an aggregate purchase price of $25,000, or approximately $0.002 per share. In February 2016, the Sponsor transferred 40,000 founder shares to each of Silver Run’s then independent directors (together with the Sponsor, the “Initial Stockholders”) at their original purchase price. On February 24, 2016, Silver Run effected a stock dividend of approximately 0.125 shares for each outstanding share of Class B Common Stock, resulting in the Initial Stockholders holding an aggregate of 12,937,500 founder shares. On April 8, 2016, following the expiration of the underwriters’ remaining over-allotment option in connection with the IPO, the Sponsor forfeited 437,500 founder shares, so that the remaining 12,500,000 founder shares held by the Initial Stockholders would represent 20% of the then issued and outstanding shares of common stock of Silver Run. Founder shares are identical to the Class A Common Stock included in the units sold in the IPO, which consisted of one share of Class A Common Stock and one-third of one warrant, except that the founder shares would automatically convert into shares of Class A Common Stock at the time of the closing of Silver Run’s initial business combination and are subject to certain transfer restrictions, as described in more detail below.

On October 11, 2016, all of the outstanding shares of Class B Common Stock were automatically converted into shares of Class A Common Stock on a one-for-one basis in connection with the Closing. As used herein, unless the context otherwise requires, “founder shares” are deemed to include the shares of Class A Common Stock issued upon conversion thereof.

The Company’s Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On February 29, 2016, the Sponsor purchased from Silver Run an aggregate of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per whole warrant ($12,000,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO. Each whole Private Placement Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was placed in Silver Run’s  trust account along with the proceeds from the IPO. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the completion of the Business Combination.

Related Party Loans

On November 6, 2015, the Sponsor agreed to loan Silver Run an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “2015 Note”). The 2015 Note was non-interest bearing and payable on the earlier of March 31, 2016 or the completion of the IPO. On November 10, 2015, Silver Run borrowed $150,000 under the 2015 Note, and Silver Run borrowed the remaining $150,000 under the 2015 Note in February 2016. On February 29, 2016, the full $300,000 balance of the 2015 Note was repaid to the Sponsor.

On August 2, 2016, Silver Run issued an unsecured, non-interest bearing promissory note to the Sponsor (the “2016 Note”).  Silver Run borrowed $300,000 under the 2016 Note, and repaid the full $300,000 balance on the Closing Date.

Administrative Support Agreement

On February 23, 2016, Silver Run entered into an administrative support agreement pursuant to which it agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Silver Run paid the affiliate of the Sponsor $30,000 and $40,000 for such services for the three and six months ended June 30, 2016, respectively. Following the Business Combination, the Company will cease paying these monthly fees.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Registration Rights Agreement” and “Item 1.01. Entry into a Material Definitive Agreement—Indemnity Agreements,” of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the Proxy Statement in the section entitled “Business of CRP—Legal Proceedings” beginning on page 235, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Silver Run

Silver Run’s units, shares of Class A Common Stock and warrants were historically quoted on NASDAQ under the symbols “SRAQU,” “SRAQ” and “SRAQW,” respectively.  Silver Run’s units commenced public trading on February 25, 2016, and the shares of Class A Common Stock and warrants each commenced separate trading on April 15, 2016.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit and share of Class A Common Stock as reported on NASDAQ for the periods presented.  Since warrants are not currently eligible to be exercised, there is no information presented for the warrants in the table below.

	Units (SRAQU)		Class A Common Stock (SRAQ)
	High	Low	High	Low
Fiscal 2016:
Fourth Quarter(1)	$19.16	$17.50	$16.96	$16.25
Third Quarter	$18.08	$9.95	$16.10	$9.65
Second Quarter(2)	$10.67	$9.95	$10.70	$9.80
First Quarter(3)	$10.83	$10.10	N/A	N/A

(1)         Through October 7, 2016.

(2)         Beginning on April 15, 2016 with respect to the Class A Common Stock.

(3)         Beginning on February 25, 2016 with respect to the units.  The Class A Common Stock and the warrants commenced separate trading on April 15, 2016.

On July 6, 2016, the trading date before the public announcement of the Business Combination, Silver Run’s units and Class A Common Stock closed at $10.31 and $9.80, respectively.

Silver Run has not paid any cash dividends on the Class A Common Stock to date. Following completion of the Business Combination, the Company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future.

As of the Closing Date, there were 22 holders of record of the Company’s Class A Common Stock.

In connection with the closing of the Business Combination, the Company’s trading symbol for its Class A Common Stock was changed to “CDEV” and the trading symbol for its warrants was changed to “CDEVW.”

On October 11, 2016, in connection with the Closing, all of the units of the Company separated into their component parts of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock of the Company, and the units ceased trading on NASDAQ.

CRP

Historical market price information regarding CRP is not provided because there is no public market for CRP’s units. CRP has not made any cash distributions on its units to date.

Recent Sales of Unregistered Securities

Information about unregistered sales of Silver Run’s equity securities is set forth in “Part II, Item 15. Recent Sales of Unregistered Securities” of Amendment No. 2 to Silver Run’s Registration Statement on Form S-1 (File No. 333-209140) filed with the SEC on February 17, 2016.

Private Placements

On the Closing Date, Silver Run completed the Private Placements for approximately $1.01 billion in aggregate proceeds, which were used to fund a portion of the cash consideration in the Business Combination. The shares of Class A Common Stock sold in the Private Placements were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information set forth under “Item 1.01. Entry Into a Material Definitive Agreement—Subscription Agreements” of Silver Run’s Current Report on Form 8-K filed with the SEC on July 27, 2016 is incorporated herein by reference.

Class C Common Stock and Series A Preferred Stock Issuance

On the Closing Date, the Company issued 20,00,000 shares of Class C Common Stock to the Centennial Contributors and one share of Series A Preferred Stock to CRD in connection with the Business Combination. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.  Descriptions of the rights, preferences and privileges of the Class C Common Stock and the Series A Preferred Stock are set forth under “—Description of the Company’s Securities—Class C Common Stock” and “—Description of the Company’s Securities—Series A Preferred Stock,” respectively, below.

Description of the Company’s Securities

The Company has authorized 641,000,000 shares of capital stock, consisting of (a) 640,000,000 shares of common stock, including (i) 600,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class B Common Stock and (iii) 20,000,000 shares of Class C Common Stock and (b) 1,000,000 shares of preferred stock, including one share of Series A Preferred Stock.  As of the Closing Date, there were: (a) 22 holders of record of Class A Common Stock and 163,505,000 shares of Class A Common Stock outstanding; (b) no holders of record of Class B Common Stock and no shares of Class B Common Stock outstanding; (c) three holders of record of Class C Common Stock and 20,000,000 shares of Class C Common Stock outstanding; (d) one holder of record of Series A Preferred Stock and one share of Series A Preferred Stock outstanding; and (e) 2 holders of the Company’s warrants and 24,666,644 warrants outstanding.

Class A Common Stock

Holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Second Amended and Restated Charter (including any certificate of designation of preferred stock) or Amended and Restated Bylaws (each as defined below), or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to the right of the holder of our Series A Preferred Stock to nominate and elect one director). Subject to the rights of the holders of any outstanding series of preferred stock, the Company’s stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

                In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

In connection with the Business Combination, Silver Run issued 20,000,000 shares of Class C Common Stock to the Centennial Contributors. Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, will have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Second Amended and Restated Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Shares of Class C Common Stock may be issued only to the Centennial Contributors, their respective successors and assigns, as well as any permitted transferees of the Centennial Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s CRP Common Units to such transferee in compliance with the A&R LLC Agreement. The Centennial Contributors generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of the Company’s Class A Common Stock or, at CRP’s option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be cancelled. For more information on the redemption and exchange rights related to the Class C Common Stock and CRP Common Units, see the section of the Proxy Statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Limited Liability Company Agreement of CRP—CRP Common Unit Redemption Right,” which is incorporated by reference herein.

Series A Preferred Stock

In connection with the Business Combination, Silver Run also issued one share of Series A Preferred Stock to CRD.  CRD, as the holder of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by us (a) at such time as CRD and its affiliates cease to own, in the aggregate, at least 5,000,000 CRP Common Units and/or shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), (b) at any time at CRD’s option or (c) upon a breach by CRD of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, CRD will be entitled to nominate one director for election to our board of directors in connection with any vote of our stockholders for the election of directors, and the vote of CRD will be the only vote required to elect such nominee to our board.

The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in that certain Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware on October 11, 2016. A copy of the Certificate of Designation is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Series A Preferred Stock is qualified in its entirety by reference thereto.

Warrants

Public Stockholders’ Warrants

Each whole warrant issued in Silver Run’s IPO entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 12 months from the closing of the IPO. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants have been issued and only whole warrants trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•                                          in whole and not in part;

•                                          at a price of $0.01 per warrant;

•                                          upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•                                          if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the warrants. If the Company calls its warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silver Run. A copy of the warrant agreement, which was filed as Exhibit 4.4 to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016, is incorporated herein by reference, and the foregoing description of the warrants is qualified in its entirety by reference thereto. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price in the same manner as holders of warrants sold in the IPO as described above under “—Public Stockholders’ Warrants.” The reason that the Company has agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether the Sponsor would be affiliated with the Company following an initial business combination. If the Sponsor remains affiliated with the Company, its ability to sell the Company’s securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise the Private Placement Warrants on a cashless basis is appropriate.

The Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Stock issuable upon exercise of any of the Private Placement Warrants) until the date that is 30 days after the Closing Date, except to, among other limited exceptions, the Company’s officers and directors and other persons or entities affiliated with the Sponsor.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between Silver Run and the Sponsor and have the terms set forth in a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silver Run. Copies of the warrant purchase agreement and the warrant agreement, which were filed as Exhibit 10.5 and Exhibit 4.4, respectively, to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016, are incorporated herein by reference, and the foregoing description of the Private Placement Warrants is qualified in its entirety by reference thereto.

Financial Statements and Supplementary Data

The historical financial statements of CRP for the three years ended December 31, 2015 and the six months ended June 30, 2016 included in the Proxy Statement beginning on page Fin-33 are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Credit Agreement Amendment” is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Shares of Equity Securities.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required, the information set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers,” “— Executive Compensation” and “—Director Compensation” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Charter

On the Closing Date, the Company’s Charter was amended and restated (as amended and restated, the “Second Amended and Restated Charter”) to, among other things:

•                  create a new class of capital stock, the Class C Common Stock, that was issued to the Centennial Contributors at the Closing;

•                  increase in the number of authorized shares of the Company’s Class A Common Stock from 200,000,000 shares to 600,000,000; and

•                  eliminate certain provisions relating to the Company’s initial business combination that are no longer applicable to the Company following the Closing.

A copy of the Second Amended and Restated Charter is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of the Second Amended and Restated Charter is qualified in its entirety by reference thereto.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by Silver Run’s Charter, the Company ceased to be a shell company as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 98, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired

The historical financial statements of CRP for the three years ended December 31, 2015 and the six months ended June 30, 2016 included in the Proxy Statement beginning on page Fin-33 are incorporated herein by reference.

(b)                                 Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of Silver Run for the year ended December 31, 2015 and the six months ended June 30, 2016 included in the Proxy Statement beginning on page 79 is incorporated herein by reference.

(d)                                 Exhibits

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of Centennial Resource Development, Inc.

3.2*	Certificate of Designation of Series A Preferred Stock.

4.1*

Amended and Restated Registration Rights Agreement, dated as of October 11, 2016, by and among Centennial Resource Development, Inc. (formerly known as Silver Run Acquisition Corporation), Silver Run Sponsor, LLC, the individuals party thereto, Centennial Resource Development, LLC, NGP Centennial Follow-On LLC, Celero Energy Company, LP and Riverstone Centennial Holdings, L.P.

4.2

Warrant Agreement, dated February 23, 2016, between Silver Run Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016).

10.1

Amended and Restated Credit Agreement, dated as of October 15, 2014, among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 of Centennial Resource Development, Inc. (Registration No. 333-) filed with the SEC on June 22, 2016).

10.2

First Amendment to Amended and Restated Credit Agreement, dated as of May 6, 2015, among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and guarantors party thereto (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Centennial Resource Development, Inc. (Registration No. 333-) filed with the SEC on June 22, 2016).

10.3*

Second Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2016, by and among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and guarantors party thereto.

10.4	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.7 to Silver Run’s Registration Statement on Form S-1 (Registration No. 333-209140) filed with the SEC on January 27, 2016).

10.5*	Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC, dated as of October 11, 2016.

10.6*	Centennial Resource Development, Inc. 2016 Long Term Incentive Plan.

10.7*	Form of Stock Option Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.8*	Form of Restricted Stock Unit Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.9*	Form of Restricted Stock Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.10

Sponsor Warrants Purchase Agreement, dated February 23, 2016, between Silver Run Acquisition Corporation and Silver Run Sponsor, LLC (incorporated by reference to Exhibit 10.5 to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016).

21.1*	Subsidiaries of the Registrant.

99.1

Financial statements of CRP for the three years ended December 31, 2015 and the six months ended June 30, 2016 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on September 23, 2016).

99.2

Unaudited pro forma condensed consolidated combined financial information of Silver Run for the three years ended December 31, 2015 and the six months ended June 30, 2016 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on September 23, 2016).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: October 11, 2016
	By:	/s/ Stephen S. Coats
	Name:	Stephen S. Coats
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of Centennial Resource Development, Inc.

3.2*	Certificate of Designation of Series A Preferred Stock.

4.1*

Amended and Restated Registration Rights Agreement, dated as of October 11, 2016, by and among Centennial Resource Development, Inc. (formerly known as Silver Run Acquisition Corporation), Silver Run Sponsor, LLC, the individuals party thereto, Centennial Resource Development, LLC, NGP Centennial Follow-On LLC, Celero Energy Company, LP and Riverstone Centennial Holdings, L.P.

4.2

Warrant Agreement, dated February 23, 2016, between Silver Run Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016).

10.1

Amended and Restated Credit Agreement, dated as of October 15, 2014, among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 of Centennial Resource Development, Inc. (Registration No. 333-) filed with the SEC on June 22, 2016).

10.2

First Amendment to Amended and Restated Credit Agreement, dated as of May 6, 2015, among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and guarantors party thereto (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Centennial Resource Development, Inc. (Registration No. 333-) filed with the SEC on June 22, 2016).

10.3*

Second Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2016, by and among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and guarantors party thereto.

10.4	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.7 to Silver Run’s Registration Statement on Form S-1 (Registration No. 333-209140) filed with the SEC on January 27, 2016).

10.5*	Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC, dated as of October 11, 2016.

10.6*	Centennial Resource Development, Inc. 2016 Long Term Incentive Plan.

10.7*	Form of Stock Option Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.8*	Form of Restricted Stock Unit Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.9*	Form of Restricted Stock Agreement under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan

10.10

Sponsor Warrants Purchase Agreement, dated February 23, 2016, between Silver Run Acquisition Corporation and Silver Run Sponsor, LLC (incorporated by reference to Exhibit 10.5 to Silver Run’s Current Report on Form 8-K filed with the SEC on February 29, 2016).

21.1*	Subsidiaries of the Registrant.

99.1

Financial statements of CRP for the three years ended December 31, 2015 and the six months ended June 30, 2016 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on September 23, 2016).

99.2

Unaudited pro forma condensed consolidated combined financial information of Silver Run for the three years ended December 31, 2015 and the six months ended June 30, 2016 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on September 23, 2016).

* Filed herewith.